UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2015 (December 17, 2015)

MARRONE BIO INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36030	20-5137161
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Drew Avenue, Davis, CA	95618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 750-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 17, 2015, we held our Annual Meeting of Stockholders (the “Annual Meeting”) in Davis, California. Of the 24,464,582 shares of common stock outstanding and entitled to vote at the Annual Meeting, 20,486,594 shares were present at the Annual Meeting either in person or by proxy, constituting a quorum of 83.73%. Our stockholders considered and voted on the following proposals at the Annual Meeting:

(i)	The holders of the our common stock elected two nominees to serve as Class II directors for three-year terms, ending at the time of the 2018 Annual Meeting of Stockholders (or until a successor is duly elected and qualified) pursuant to our Bylaws and the applicable laws of the State of Delaware.

The results of the voting were as follows:

Name of Director	VOTES FOR	VOTES WITHHELD	BROKER NON-VOTES
Timothy Fogarty	11,737,390	2,943,306	5,805,898
Richard Rominger	14,188,609	492,087	5,805,898

(ii)	The holders of the our common stock ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The results of the voting were as follows:

VOTES FOR:	17,592,483
VOTES AGAINST:	2,710,806
VOTES ABSTAINED:	183,305

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRONE BIO INNOVATIONS, INC.

Dated: December 18, 2015	By:	/s/ Linda V. Moore
Linda V. Moore
Vice President, General Counsel and Secretary